Exhibit 10.1

AMENDED AND RESTATED

SECONDMENT AGREEMENT

THIS AMENDED AND RESTATED SECONDMENT AGREEMENT (this “Agreement”) is made the 26th day of March, 2012,

BETWEEN:

(1)	Colony Financial, Inc. (the “Colony Financial”), a corporation organized and existing under the laws of Maryland with a place of business at 2450 Broadway, Santa Monica, CA 90404; and

(2)	Colony Capital, LLC (the “Colony Capital”), a limited liability company organized and existing under the laws Delaware with a place of business at 2450 Broadway, Santa Monica, CA 90404.

Colony Financial and Colony Capital are referred to individually herein as a “Party” and collectively as the “Parties”.

WHEREAS:

(A)	Darren J. Tangen (the “Executive”) is currently employed by Colony Capital as a Principal;

(B)	With the consent of Colony Capital, the Executive has agreed to serve as Chief Financial Officer and Chief Operating Officer of Colony Financial;

(C)	In connection with the Executive’s engagement by Colony Financial, Colony Capital has agreed to second the Executive exclusively to Colony Financial;

(D)	The Parties entered into a Secondment Agreement, dated September 29, 2009 (the “Secondment Agreement”); and

(E)	The Parties desire to amend and restate the Secondment Agreement into this Agreement to set forth the terms and conditions under which the Executive will provide the Services (as defined below) to Colony Financial during the Secondment Period (as defined below);

NOW, THEREFORE, for the mutual promises made herein and in the other agreements executed by the parties concurrently herewith or contemplated hereby, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Section 1. Definitions. The following initially capitalized terms, as used in this Agreement, have the following meanings:

(a) “Effective Date” means March 26, 2012.

(b) “Management Agreement” means the management agreement among Colony Financial, Colony Financial Manager, LLC (the “Manager”) and Colony Financial TRS, LLC (the “TRS”), pursuant to which the Manager will provide for the day-to-day management of the operations of Colony Financial and its subsidiaries, including the TRS, and will be responsible for the selection, purchase and sale of Colony Financial’s portfolio investments, Colony Financial’s financing activities, and providing Colony Financial with investment advisory services.

(c) “Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

(d) “Secondment Period” means that period commencing on the Effective Date and ending upon the termination of this Agreement in accordance with Section 9 hereof.

(e) “Services” means all services commensurate with the duties of a chief financial officer and chief operating officer of a company similarly situated to Colony Financial during the Secondment Period.

Section 2. Executive’s Continued Employment with Colony Capital. During the Secondment Period, Colony Capital shall make the Executive available exclusively to Colony Financial on a full-time basis for the purpose of performing the Services for or on behalf of Colony Financial. Notwithstanding the foregoing, the Executive will at all times during the Secondment Period continue to be an employee of, and an employee only of, Colony Capital. The Executive shall be subject to the personnel policies and other terms and conditions of employment administered by Colony Capital with respect to its employees, generally, and shall be entitled to receive from Colony Capital all benefits, perquisites and privileges available generally to Colony Capital employees, whether or not seconded, and shall not be entitled to receive any such benefits, perquisites or privileges from Colony Financial; provided, however, that the Executive shall be entitled to receive grants of equity awards from Colony Financial under any equity incentive plan adopted by the Company subsequent to the date of this Agreement. The Executive also shall comply with Colony Financial’s personnel policies to the extent that they do not conflict with Colony Capital’s policies. During the Secondment Period, Colony Capital, in its capacity as the Executive’s employer, shall instruct the Executive to report to, and receive substantive direction regarding his duties from, the Chief Executive Officer and the Board of Directors of Colony Financial (the “Board”).

Section 3. Salary and Benefits. During the Secondment Period, Colony Capital, and not Colony Financial, shall pay the Executive’s salary and provide or make available any insurance, pension and other benefits to which he is entitled as an employee of Colony Capital and under any written or oral agreements or understandings with respect to his employment with Colony Capital (collectively, the “Executive Employment Arrangements”). In its capacity as the Executive’s employer, Colony Capital shall pay all necessary employment taxes as required by law with respect to the Executive and report the Executive’s income to the appropriate tax authorities and withhold all taxes from such income, as required by law.

Section 4. Reimbursement of Colony Capital.

(a) In consideration for Colony Capital making the Executive available to provide the Services during the Secondment Period, Colony Financial shall pay to Colony Capital, on a monthly basis promptly following the end of each month, an amount equal to the sum of (a) the Executive’s base salary for such month (or portion of such month if the Secondment Period is not in effect for the entire month) and (b) Colony Capital’s cost of providing employee benefits to the Executive pursuant to the Executive Employment Arrangements for such month (or portion of such month if the Secondment Period is not in effect for the entire month); provided, however, that Colony Financial shall not be responsible for reimbursing Colony Capital with respect to the amount, if any, by which the Executive’s base salary for any such month exceeds $29,167.

(b) To the extent that Colony Capital provides any cash bonus (including, but not limited to, pursuant to any qualified incentive compensation plan) to the Executive for any period that includes the Secondment Period, Colony Financial shall reimburse Colony Capital for a pro rata share of such bonus, as determined by multiplying the total cash bonus by a fraction, the numerator of which is the number of days in the Secondment Period during the applicable bonus period and the denominator of which is the total number of days during the applicable bonus period; provided, however, that Colony Financial shall only be responsible for reimbursing Colony Capital with respect to a cash bonus in an amount, if any, approved by the compensation committee of the Board. Such reimbursement shall be paid by Colony Financial to Colony Capital within ten (10) days after such approval.

(c) Colony Financial shall also be responsible for reimbursing Colony Capital for the following direct benefit costs incurred by Colony Capital with respect to the Executive:

(i)	Colony Capital’s share, at cost, of social security taxes, unemployment taxes and any other similar government required tax, fee or levy paid or accrued specifically related to the services performed by the Executive while seconded to Colony Financial;

(ii)	Travel expenses incurred by the Executive, at cost, paid or accrued by Colony Financial specifically related to the services performed by the Executive while seconded to Colony Financial;

(iii)	Rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses as provided in the Management Agreement; and

(iv)	Any expenses incurred by Colony Capital at the request of Colony Financial or otherwise required of Colony Capital in connection with this Agreement.

Section 5. Replacement Executive.

(a) During the Secondment Period, Colony Capital may, in its discretion, replace the Executive with a suitably qualified and experienced replacement to serve as chief financial officer and chief operating officer of Colony Financial; provided, that such replacement shall be approved by the Audit Committee of the Board.

(b) If at any time during the Secondment Period the Executive shall cease to be employed by Colony Capital for whatever reason, Colony Capital shall be required to second a suitably qualified and experienced replacement to serve as chief financial officer and chief operating officer of Colony Financial; provided, however, that such replacement shall be approved by the Audit Committee of the Board.

(c) Notwithstanding any other provisions of this Agreement, Colony Financial agrees that Colony Capital shall not be obliged to second the Executive or provide a replacement during any such time as the Executive may be absent due to sickness or to vacation properly taken.

Section 6. Ownership of Work Product. To the extent that the Executive produces work relating to Colony Financial pursuant to this Agreement, such work (the “Work Product”) shall be the sole and exclusive property of Colony Financial and its assigns, free from any encumbrance, claim, lien for balance due or rights of retention on the part of Colony Capital. Colony Financial and its assigns shall have all rights, title and interest, including ownership of all intellectual property rights, in and to the Work Product and all associated documentation, and Colony Capital shall have no right to disclose or use any of the Work Product for any purpose whatsoever other than in connection with the performance of the Services. To the extent that ownership of the Work Product does not otherwise vest in Colony Financial and its assigns by operation of law, Colony Capital hereby irrevocably assigns, transfers and conveys to Colony Financial and its assigns without further consideration all of its right, title and interest in such Work Product, including all rights of patent, copyright, inventions, discoveries, trade marks, service marks, trade dress, know-how, names, ideas, trade secret, moral rights or other proprietary rights. Colony Capital acknowledges that Colony Financial and its assigns shall have the right to obtain and hold in their own names any intellectual property rights in such Work Product. Colony Capital agrees to execute any documents or take any other actions as might be reasonably necessary or as Colony Financial might reasonably request, to perfect ownership by Colony Financial and its assigns of any Work Product.

Section 7. Confidentiality. Colony Capital shall not and shall use its reasonable efforts to ensure that the Executive shall not use, divulge or communicate to any person (other than those whose province it is to know the same or with authority from Colony Financial) any trade secrets or information which are for the time being confidential to Colony Financial or any of its subsidiaries and are not in the public domain (“Confidential Information”), which the Executive may have received or obtained during the Secondment Period. This restriction shall continue to apply after the termination of this Agreement for whatever cause without limit in point in time, but shall cease to apply to information or knowledge that may come into the public domain otherwise than through the unauthorized disclosure by or the fault of Colony Capital or the Executive. Colony Capital undertakes and shall use reasonable efforts to ensure that the Executive shall undertake to return to Colony Financial or any of its subsidiaries upon request from any or all of them and upon termination of this Agreement all materials, whether documentary or otherwise, together with copies thereof containing Confidential Information and not to take further copies of any of the above mentioned documents or materials after termination of this Agreement.

Section 8. Colony Financial Indemnification of Colony Capital.

(a) Colony Financial to the full extent permitted by law shall indemnify and hold harmless Colony Capital and each principal, officer, member, manager and employee of Colony Capital (each a “Covered Person”) from and against any and all claims or liabilities of any nature whatsoever, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with the provision of the Services by the Executive in accordance with this Agreement or any action taken or omitted by any such Covered Person by or on behalf of Colony Financial or any subsidiary pursuant to authority granted by this Agreement, except where found by a court of competent jurisdiction to be attributable to the gross negligence, willful misconduct or bad faith of any such Covered Person or the reckless disregard by such Covered Person of their duties under this Agreement. In the event that any Covered Person becomes involved in any capacity in any suit, action, proceeding or investigation in connection with any matter arising out of or in connection with Colony Capital’s obligations hereunder, Colony Financial will periodically reimburse such Covered Person for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith; provided, however, that prior to any such advancement of expenses (i) such Covered Person shall provide Colony Financial with an undertaking to promptly repay to Colony Financial the amount of any such expenses paid to it if it shall ultimately be determined that such Covered Person is not entitled to be indemnified by Colony Financial as herein provided in connection with such suit, action, proceeding or investigation, and (ii) the Covered Person shall provide Colony Financial with a written affirmation that such Covered Person in good faith believes that it has met the standard of conduct necessary for indemnification hereunder; provided, further, however, that the failure for any reason of Colony Financial to advance funds to any Covered Person shall in no way affect such Covered Person’s right to reimbursement of such costs if it is ultimately determined that such Covered Person was entitled to indemnification pursuant to the terms hereof.

(b) Any Covered Person entitled to indemnification from Colony Financial hereunder shall seek recovery under any insurance policies by which such Covered Person is covered and any Covered Person shall obtain the written consent of Colony Financial prior to entering into any compromise or settlement which would result in an obligation of Colony Financial to indemnify such Covered Person; provided, however, that the possibility of recovery under any such insurance policies shall not preclude a Covered Person from seeking indemnification pursuant to this Section 8. If such Covered Person actually recoverS any amounts under any applicable insurance policies, it shall offset the net proceeds so received against any amounts owed by Colony Financial by reason of the indemnity provided hereunder or, if all such amounts shall have been paid by Colony Financial in full prior to the actual receipt of such net insurance proceeds, it shall pay over such proceeds (up to the amount of indemnification paid by the Company to such Covered Person) to Colony Financial. If the amounts in respect of which indemnification is sought arise out of the conduct of the business and affairs of Colony Financial or any subsidiary and also of any other Person for which the Covered Person hereunder was then acting in a similar capacity, the amount of the indemnification to be provided by Colony Financial may be limited to Colony Financial’s or any subsidiary’s proportionate share thereof if so determined by Colony Financial in good faith.

Section 9. Termination of Secondment Agreement. This Agreement shall terminate upon the earlier to occur of (a) the termination of the Management Agreement by any party thereto, for any reason, (b) the Manager ceasing to be the manager of Colony Financial and its subsidiaries for any reason or (c) the termination of this Agreement by Colony Financial upon at least 90 days’ prior written notice to Colony Capital; provided, however, that such termination pursuant to clause (c) shall not be effective unless and until it has been consented to by a majority of the independent directors of the Board.

Section 10. Miscellaneous.

(a) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties concerning the subject matter hereof and supersedes all prior agreements, arrangements and understandings between Colony Capital and Colony Financial concerning such subject matter. No representation, promise, inducement or statement of intention has been made by or on behalf of either party hereto that is not set forth in this Agreement or the documents referred to herein. This Agreement may not be amended or modified except by a written instrument specifically referring to this Agreement executed by the parties hereto.

(b) Waiver. The failure of either Party hereto at any time or from time to time to require performance of any of the other party’s obligations under this Agreement shall in no manner affect the right to enforce any provision of this Agreement at a subsequent time, and the waiver of any rights arising out of any breach shall not be construed as a waiver of any rights arising out of any subsequent breach.

(c) No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each Party hereto, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other person.

(d) No Assignment. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party hereto without the prior written consent of the other Party.

(e) Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(f) Severability. In the event that any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with federal law and, to the extent federal law incorporates state law, that law shall be the laws of the State of California applicable to a contract executed and performed in such state, without regard to its principles of conflicts of laws.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

COLONY CAPITAL, LLC,
a Delaware limited liability company

By:	/s/ Mark M. Hedstrom
Name:	Mark M. Hedstrom
Title:	Senior Vice President

COLONY FINANCIAL, INC., a Maryland corporation

By:	/s/ Ronald M. Sanders
Name:	Ronald M. Sanders
Title:	Chief Legal Officer